Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

AT&T CORP.

A New York Corporation

I.R.S. Employer No. 13-4924710

One AT&T Way, Bedminster, New Jersey 07921

Telephone — (908) 221-2000

AT&T LONG TERM SAVINGS AND SECURITY PLAN

_________________

ROBERT S. FEIT, ESQ.

VICE PRESIDENT — LAW AND SECRETARY

AT&T CORP.

ONE AT&T WAY

BEDMINSTER, NJ 07921

_________________

CALCULATION OF REGISTRATION FEE

	+		+	Proposed	+	Proposed	+
	+		+	maximum	+	maximum	+
Title of	+	Amount	+	offering	+	aggregate	+	Amount of
securities to	+	to be	+	price	+	offering	+	registration
be registered	+	registered	+	per share*	+	price*	+	fee

	+		+		+		+
	+		+		+		+
AT&T Common	+		+		+		+
Stock, par	+	3,000,000	+	$16.52	+	$49,560,000	+	$6,279.25
value $1.00	+	shares	+		+		+
per share	+		+		+		+

*Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low sale prices of AT&T Common Stock, par value $1.00 per share, on the New York Stock Exchange on May 25, 2004.

        Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the AT&T Long Term Savings and Security Plan (the “Plan”). In addition, pursuant to Rule 416(c) of the Securities Act, this registration statement shall be deemed to register an indeterminate amount of interests to be offered or sold pursuant to the Plans.

STATEMENT WITH RESPECT TO REGISTRATION OF ADDITIONAL SECURITIES

        AT&T Corp. (“AT&T”) has heretofore filed on March 3, 1998, a registration statement on Form S-8, File No. 333-47257 (the “Earlier Registration Statement”) which registered 4,600,000 shares (1,380,000 as adjusted for the splits referenced below) of AT&T Common Stock (the “Common Stock”) to be offered under the Plan. In April 1999, there was a three-for-two split of the Common Stock and in November 2003 there was a one-for-five reverse split of the Common Stock. Pursuant to General Instruction E to Form S-8, AT&T hereby incorporates by reference the contents of the Earlier Registration Statement.

ADDITIONAL INFORMATION

PART II, Item 5. Interests of Named Experts and Counsel.

        As of May 26, 2004 Robert S. Feit, Vice President – Law and Corporate Secretary of AT&T, owned 13,402 shares of AT&T common stock (including restricted shares) and had options to purchase additional shares of AT&T common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedminster, New Jersey, on the 26th day of May, 2004.

AT&T Corp. By: /s/ Robert S. Feit —————————————— Robert S. Feit Vice President - Law and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	CAPACITY
PRINCIPAL EXECUTIVE OFFICER:
David W. Dorman*	Chairman and Chief Executive Officer
PRINCIPAL FINANCIAL OFFICER:
Thomas W. Horton*	Senior Executive Vice President and Chief Financial Officer
PRINCIPAL ACCOUNTING OFFICER:
Christopher R. Reidy*	Vice President and Controller

DIRECTORS

William F. Aldinger*

Kenneth T. Derr*

David W. Dorman*

M. Kathryn Eickhoff*

Herbert L. Henkel*

Frank C. Herringer*

Shirley Ann Jackson*

Jon C. Madonna*

Donald F. McHenry*

Tony L. White*

By: /s/ Robert S. Feit —————————————— Robert S. Feit (Attorney-In-Fact) May 26, 2004

Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plans have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey on the 26th day of May 2004.

AT&T LONG TERM SAVINGS AND SECURITY PLAN By: /s/ Daniel Feldman —————————————— Daniel Feldman Administrator

EXHIBIT INDEX

EXHIBIT NUMBER/DESCRIPTION

5             Opinion of Robert S. Feit, Vice President Law and Secretary of the registrant as to the legality of the securities to be issued.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of KPMG LLP.

23.3        Consent of PricewaterhouseCoopers LLP.

23.4        Consent of KPMG LLP.

23.5        Consent of Robert S. Feit is contained in the opinion of counsel filed as Exhibit 5.

24           Power of Attorney executed by officers and directors who signed this registration statement.